Exhibit 99.1

June 17, 2009

FOR IMMEDIATE RELEASE

Danvers Bancorp, Inc.	Beverly National Corporation
One Conant Street	240 Cabot Street
Danvers, MA 01923	Beverly, MA 01915

Investor and Media Contacts:	Investor and Media Contacts:

Kevin T. Bottomley	Donat A. Fournier
President and Chief Executive Officer	President and Chief Executive Officer
(978) 739-0263	(978) 720-1225

L. Mark Panella	Michael O. Gilles
Executive VP and Chief Financial Officer	Senior Executive VP and Chief Financial Officer
(978) 739-0217	(978) 720-1226

Danvers Bancorp, Inc. and Beverly National Corporation

Sign Definitive Merger Agreement

for Acquisition of Beverly National Corporation

DANVERS, Massachusetts & BEVERLY, Massachusetts (June 17, 2009): Danvers Bancorp, Inc. [NASDAQ: DNBK] (“Danvers”) and Beverly National Corporation [AMEX: BNV] (“Beverly”) today announced the signing of an agreement and plan of merger, pursuant to which Beverly will merge with and into Danvers.

Under the terms of the agreement, Beverly stockholders will receive 1.66 shares of Danvers common stock in exchange for each common share of Beverly. Based on the closing price of Danvers common stock on June 16, 2009, the transaction is valued at approximately $23.04 per share or $61.95 million in the aggregate.

Danvers, the parent company of Danversbank, is a publicly-traded bank holding company with approximately $1.7 billion in assets and 16 branches in Massachusetts in the counties of Essex, Middlesex and Suffolk. Beverly, the parent company of Beverly National Bank, is a publicly-traded bank holding company with approximately $485 million in assets and 8 branches in Essex County. Beverly National Bank’s approximately $350 million in deposits will result in an increase of Danversbank’s market share ranking from 12th to 9th in the state, and upon completion of the transaction, Danvers will become the 6th largest publicly-traded banking institution headquartered in Massachusetts, with total assets of over $2.2 billion.

Kevin T. Bottomley, Chairman, President and CEO of Danvers, will continue in that capacity for the combined company and Donat A. Fournier, currently President and CEO of Beverly, will become an Executive Vice President and a member of the senior executive management team at Danvers. The Board of Directors of Danvers and Danversbank will be expanded by three members that will include three current independent members of Beverly’s Board of Directors.

“This transaction is a combination of two complementary business models which we believe will increase our earnings prospects in the near- and long-term,” said Mr. Bottomley. “Beverly’s 200-year history and extensive community presence will certainly strengthen our market position in Essex County, in particular. Its strong core deposits and high-quality commercial loan portfolio will be a welcome addition to our franchise.”

Beverly’s President and CEO, Donat Fournier, noted: “Beverly’s Board of Directors determined that combining with Danvers is the right partnership for our stockholders and customers. We have a great relationship with their management and we are confident that the integration of the two companies and the transition for our customers will be virtually seamless.”

The pro forma company will have approximately $2.2 billion in combined assets and approximately $1.6 billion in deposits. The resulting entity will be well capitalized and positioned to take advantage of other future growth opportunities. Danvers expects the in-market nature of the transaction will provide for manageable integration risk and improved operational efficiency for the combined institution.

The companies expect to consummate the transaction during the fourth quarter, subject to customary closing conditions, including all necessary regulatory and stockholder approvals.

Danvers was advised by Endicott Financial Advisors, L.L.C. and Goodwin Procter LLP. Beverly National Corporation was advised by Sandler O’Neill + Partners, L.P. and Cranmore, FitzGerald & Meaney.

About Danvers Bancorp, Inc.

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts. Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, Danversbank has approximately $1.7 billion in assets and conducts business from a main office located at One Conant Street, Danvers, Massachusetts, and 16 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts. Additional information about Danvers Bancorp, Inc and Danversbank is available at www.danversbank.com.

About Beverly National Corporation.

Beverly National Corporation, the holding company for Beverly National Bank, is headquartered in Beverly, Massachusetts and has approximately $485 million in assets. Beverly National Bank operates eight full-service offices on the north shore, including its Main Office on Cabot Street in Beverly, two additional Beverly branches, as well as branches in Danvers, Hamilton, Manchester-by-the-Sea, Salem and Topsfield. More information about Beverly National Corporation and Beverly National Bank can be found at www.beverlynational.com.

Additional Information About this Transaction

In connection with the proposed merger, Danvers and Beverly will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, a proxy statement/prospectus and other relevant documents. Investors and stockholders of Beverly and Danvers are urged to read the registration statement, the proxy statement/prospectus, and all other documents which will be filed with the SEC when they become available because they will contain important information. You may obtain a free copy of the registration statement, proxy statement/prospectus (when available) and other related documents filed by Danvers and Beverly with the SEC at the SEC’s website at www.sec.gov. The registration statement, proxy statement/prospectus (when available) and any other document filed with the SEC may also be obtained at no charge by accessing Danvers’ website at www.danversbank.com under the heading “Investor Relations” and then under the heading “SEC Filings,” or by accessing Beverly’s website at www.beverlynational.com under the heading “Investor Relations” and then under the heading “SEC Filing Information.”

Participants in this Transaction

Danvers, Beverly and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Beverly and, if necessary, Danvers stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of such stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Danvers’ in its definitive proxy statement filed with the SEC on March 31, 2009. You can find information about Beverly’s executive officers and directors in its definitive proxy statement filed with the SEC on April 23, 2009. You can obtain free copies of these documents from Danvers or Beverly using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the stockholders of Beverly and Danvers to approve the merger agreement; (3) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the businesses following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (8) changes in loan default and charge-off rates; (9) reductions in deposit levels or in the value of assets held, necessitating increased borrowings to fund loans and investments; (10) changes in interest rates; (11) changes in levels of income and expense in noninterest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see Danvers’ and Beverly’s SEC filings, including Danvers’ and Beverly’s Annual Report on Form 10-K for the year ended December 31, 2008. Danvers and Beverly undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.